

GeoVax®

# Q3 Corporate Update Conference call

November 9, 2022

NASDAQ: GOVX

# Forward Looking Statements

Certain statements in this presentation may constitute "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act. These statements are based on management's current expectations and are subject to uncertainty and changes in circumstances. Actual results may differ materially from those included in these statements due to a variety of factors, including whether: GeoVax can develop and manufacture its vaccines with the desired characteristics in a timely manner, GeoVax's vaccines will be safe for human use, GeoVax's vaccines will effectively prevent targeted infections in humans, GeoVax's vaccines will receive regulatory approvals necessary to be licensed and marketed, GeoVax raises required capital to complete vaccine development, there is development of competitive products that may be more effective or easier to use than GeoVax's products, GeoVax will be able to enter into favorable manufacturing and distribution agreements, and other factors, over which GeoVax has no control. GeoVax assumes no obligation to update these forward-looking statements and does not intend to do so. More information about these factors is contained in GeoVax's filings with the Securities and Exchange Commission including those set forth at "Risk Factors" in GeoVax's Form 10-K.

# GeoVax Reports 2022 Third Quarter Financial Results and Provides Corporate Update

***Phase 2 Clinical Trials Advance for COVID-19 and Immuno-Oncology***
***Company Secures Rights to NIH-MVA for Protection Against Monkeypox and Smallpox***

ATLANTA, GA, November 9, 2022 – GeoVax Labs, Inc. (Nasdaq: GOVX), a biotechnology company developing immunotherapies and vaccines against cancers and infectious diseases, today announced its financial results for the third quarter ended September 30, 2022.

GeoVax's management will host a live conference call and webcast at 4:30 p.m. EST on Wednesday, November 9, 2022, to provide a general business update and discuss financial results. Further details are provided below.

# Immuno-Oncology

## Gedeptin® Product Profile

### Initial Indication: Advanced Head and Neck Cancers

- Ph 1 Clinical results indicate tumor shrinkage and strong safety profile
  - Orphan Drug Status granted
- Develop for further tumor indications
- Develop in combination with ICIs


GeoVax

# COVID Vaccine



## GEO-CM04S1 Product Profile

- Targeting the Immunocompromised populations as a primary vaccine
- As a more robust, durable booster for 1st generation COVID-19 vaccines
- Uniquely inducing both Antibody & Cellular immune responses
- *Single-dose; durable; recognized safety; minimal refrigeration*



# 2022-2023 Clinical Trial Milestones

## Gedeptin® (Advanced Head and Neck Cancers)

- 2022: IND transferred to GeoVax
- 2022: CRO (Allucent) engaged; Multi-site expansion of clinical trial
- 2023: Regulatory discussions re expedited registration pathway
- 2023: Completion of patient enrollment

## GEO-CM04S1 (COVID-19)

- 2022: IND transferred to GeoVax
- 2022: CRO (Allucent) engaged
- 2022: Completion of enrollment (booster trial)
- 2023: Expansion of trial to multi-sites (Immunocompromised trial)
- 2023: Initial data read-out, booster trial
- 2023: Regulatory discussion re expedited registration pathway (immunocompromised patients)

# Successful Capital Development
# Cumulative YTD 2022



$37M
$7M
$30M
$20M
$10M
35
30
25
20
15
10
5
0
JAN
MAY
AUG

# GEO-CM04S1 Vaccine

## MVA as a vector supports the design and production of "next-generation" vaccines encoding multiple viral proteins

- **Spike protein as both the antibody and T-cell immunogen**
  - Neutralizing antibodies induced after two doses

- **Nucleocapsid and Spike as the T-cell immunogen**
  - Responses induced with a single dose
  - Epitopes are conserved Wuhan to Omicron
  - Antibodies specific for N also induced

**Combination of Spike + Nucleocapsid provides coverage for Variants of Concern (VoCs) – Omicron, Delta, etc.**

***Other vaccine platforms (e.g., mRNA, etc.) are unable to encode multi-antigens into a single vaccine***

# COVID Vaccine

## GEO-CM04S1 – Phase 2 Clinical Trials

### Phase 2: For the Immunocompromised

- As a primary vaccine in direct comparison to the Pfizer mRNA vaccine
- Most advanced trial to specifically evaluate a multi-antigen COVID-19 vaccine in patients with hematologic malignancies vs mRNA vaccine

### Phase 2: Booster

- In the healthy population following vaccination with an mRNA vaccine
- Potential for broader and more durable protection versus a 3rd or 4th mRNA dose

# Monkeypox



Worldwide Monkeypox Cases
REPORTED CASES
90,000
80,000
70,000
60,000
50,000
40,000
30,000
20,000
10,000
-
5/27/2022
6/3/2022
6/10/2022
6/17/2022
6/24/2022
7/1/2022
7/8/2022
7/15/2022
7/22/2022
7/29/2022
8/5/2022
8/12/2022
8/19/2022
8/26/2022
9/2/2022
9/9/2022
9/16/2022
9/23/2022
9/30/2022
10/7/2022
10/14/2022
10/21/2022
10/28/2022

Data source – Airfinity Limited

# Monkeypox

## CM04S1: COVID-19 + Monkeypox
## (validation in non-human primates; human-adults)

Flavia Chiuppesi, John A. Zaia, Sandra Ortega Francisco, Minh Ly, Felix Wussow, Don J. Diamond
**Synthetic modified vaccinia Ankara vaccines confer potent monkeypox immunity in non-human primates and healthy adults**. *medRxiv https:doi.org/10.1101/2022.07.26.22277958 2022*

## GeoVax Secures Rights to NIH-MVA for Use Against MPXV & Related Viruses

# GeoVax Labs, Inc.
## Consolidated Statements of Operations Information
*(amounts in thousands, except share and per share information)*

| | Three Months Ended September 30, | | Nine Months Ended September 30 | |
|---|---|---|---|---|
| | 2022 | 2021 | 2022 | 2021 |
| Grant revenue | $ - | $ 30 | $ 82 | $ 221 |
| Operating expenses | | | | |
| Research and development | 2,721 | 1,224 | 5,359 | 2,660 |
| General and administrative | 1,249 | 758 | 3,364 | 2,563 |
| | 3,970 | 1,982 | 8,723 | 5,223 |
| Loss from operations | (3,970) | (1,952) | (8,641) | (5,002) |
| Other income (expense), net | 2 | 1 | 4 | 175 |
| Net loss | $ (3,968) | $ (1,951) | $ (8,637) | $ (4,827) |
| Loss per common share | $ (0.17) | $ (0.31) | $ (0.63) | $ (0.80) |

# GeoVax Labs, Inc.
## Consolidated Balance Sheet Information
*(amounts in thousands, except share information)*

| | September 30, 2022 | | December 31 2021 | |
|---|---|---|---|---|
| Assets | | | | |
| Cash and cash equivalents | $ | 34,677 | $ | 11,424 |
| Other current assets | | 1,460 | | 205 |
| Total current assets | | 36,137 | | 11,629 |
| | | | | |
| Property and other assets, net | | 2,433 | | 168 |
| Total assets | $ | 38,570 | $ | 11,797 |
| | | | | |
| Liabilities and stockholders' equity | | | | |
| Total liabilities | $ | 6,789 | $ | 7,435 |
| Stockholders' equity | | 31,781 | | 4,362 |
| Total liabilities and stockholders' equity | $ | 38,570 | $ | 11,797 |
| | | | | |
| Common shares outstanding | | 26,334,953 | | 6,381,541 |


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